                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                        DECEMBER 31,        MARCH 31,
                                                           2002               2003
                                                           ----               ----
CURRENT ASSETS:
   Cash and cash equivalents .......................   $    305,420       $    305,290
   Investment in AOL Time Warner common stock ......        283,486            235,012
   Accounts receivable, net ........................        559,366            868,369
   Accrued unbilled revenues .......................        354,497            338,458
   Fuel stock and petroleum products ...............        166,742            111,334
   Materials and supplies ..........................        185,074            181,009
   Non-trading derivative assets ...................         27,275             21,071
   Taxes receivable ................................             --             93,072
   Current assets of discontinued operations .......         10,162                 --
   Prepaid expenses and other current assets .......         71,304             63,405
                                                       ------------       ------------
     Total current assets ..........................      1,963,326          2,217,020
                                                       ------------       ------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ...................     19,901,293         19,725,739
   Less accumulated depreciation and amortization ..     (8,491,924)        (8,540,397)
                                                       ------------       ------------
     Property, plant and equipment, net ............     11,409,369         11,185,342
                                                       ------------       ------------

OTHER ASSETS:
   Goodwill, net ...................................      1,740,510          1,740,510
   Other intangibles, net ..........................         65,880             65,940
   Regulatory assets ...............................      4,000,646          4,557,707
   Non-trading derivative assets ...................          3,866              5,376
   Non-current assets of discontinued operations ...          4,997                 --
   Other ...........................................        445,883            465,505
                                                       ------------       ------------
     Total other assets ............................      6,261,782          6,835,038
                                                       ------------       ------------
       TOTAL ASSETS ................................   $ 19,634,477       $ 20,237,400
                                                       ============       ============

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                            DECEMBER 31,      MARCH 31,
                                                               2002             2003
                                                               ----             ----
CURRENT LIABILITIES:
   Short-term borrowings ...............................   $    347,000    $         --
   Current portion of long-term debt ...................        810,325         402,146
   Indexed debt securities derivative ..................        224,881         182,177
   Accounts payable ....................................        623,317         838,450
   Taxes accrued .......................................        120,865         113,124
   Interest accrued ....................................        197,274         103,688
   Non-trading derivative liabilities ..................         26,387          18,815
   Regulatory liabilities ..............................        168,173         172,169
   Accumulated deferred income taxes, net ..............        285,214         290,667
   Other ...............................................        286,750         204,345
                                                           ------------    ------------
     Total current liabilities .........................      3,090,186       2,325,581
                                                           ------------    ------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net ..............      2,449,206       2,605,604
   Unamortized investment tax credits ..................        230,037         225,695
   Non-trading derivative liabilities ..................            873             485
   Benefit obligations .................................        834,989         856,194
   Regulatory liabilities ..............................        959,421         924,702
   Other ...............................................        747,063         790,722
                                                           ------------    ------------
     Total other liabilities ...........................      5,221,589       5,403,402
                                                           ------------    ------------
LONG-TERM DEBT .........................................      9,194,320      10,223,299
                                                           ------------    ------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES .........            292         163,327

COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY JUNIOR
  SUBORDINATED DEBENTURES OF THE COMPANY ...............        706,140         706,250
                                                           ------------    ------------

SHAREHOLDERS' EQUITY:
   Common stock (300,101,587  shares and 301,664,118
     shares outstanding at December 31, 2002 and
     March 31, 2003, respectively) .....................          3,050           3,054
   Additional paid-in capital ..........................      3,046,043       2,886,669
   Unearned ESOP stock .................................        (78,049)        (59,885)
   Retained deficit ....................................     (1,062,083)       (927,556)
   Accumulated other comprehensive loss ................       (487,011)       (486,741)
                                                           ------------    ------------
     Total shareholders' equity ........................      1,421,950       1,415,541
                                                           ------------    ------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......   $ 19,634,477    $ 20,237,400
                                                           ============    ============

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
             (A WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                      ASSETS

                                                       DECEMBER 31,       MARCH 31,
                                                          2002              2003
                                                          ----              ----
CURRENT ASSETS:
   Cash and cash equivalents .......................   $    70,866       $    13,267
   Accounts and notes receivable, net ..............        99,304           110,090
   Accrued unbilled revenues .......................        70,385            61,376
   Materials and supplies ..........................        59,941            58,033
   Taxes receivable ................................            --            63,953
   Other ...........................................        11,839            11,120
                                                       -----------       -----------
     Total current assets ..........................       312,335           317,839
                                                       -----------       -----------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ...................     5,959,843         5,980,213
   Less accumulated depreciation and amortization ..    (2,122,611)       (2,155,584)
                                                       -----------       -----------
     Property, plant and equipment, net ............     3,837,232         3,824,629
                                                       -----------       -----------

OTHER ASSETS:
   Other intangibles, net ..........................        39,912            39,751
   Regulatory assets ...............................     3,970,007         4,527,749
   Notes receivable -- affiliated companies ........       814,513           814,513
    Other ..........................................        66,049            71,085
                                                       -----------       -----------
      Total other assets ...........................     4,890,481         5,453,098
                                                       -----------       -----------
       TOTAL ASSETS ................................   $ 9,040,048       $ 9,595,566
                                                       ===========       ===========

             See Notes to the Company's Interim Financial Statements

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
             (A WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                      (THOUSANDS OF DOLLARS) -- (CONTINUED)
                                   (UNAUDITED)

                         LIABILITIES AND MEMBER'S EQUITY

                                                     DECEMBER 31,      MARCH 31,
                                                         2002            2003
                                                         ----            ----
CURRENT LIABILITIES:
   Current portion of long-term debt .............    $   18,758      $   26,398
   Accounts payable ..............................        32,362          22,470
   Accounts payable -- affiliated companies, net .        43,662          21,243
   Notes payable -- affiliated companies, net ....       214,976         171,906
   Taxes accrued .................................        44,208          33,606
   Interest accrued ..............................        78,355          60,769
   Regulatory liabilities ........................       168,173         171,742
   Other .........................................        57,513          46,071
                                                      ----------      ----------
     Total current liabilities ...................       658,007         554,205
                                                      ----------      ----------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net ........     1,419,301       1,494,101
   Unamortized investment tax credits ............        53,581          52,408
   Benefit obligations ...........................        61,671          60,752
   Regulatory liabilities ........................       940,615         901,451
   Notes payable -- affiliated companies .........       916,400         637,400
   Accounts payable -- affiliated companies ......            --         395,516
   Other .........................................        25,206          21,033
                                                      ----------      ----------
     Total other liabilities .....................     3,416,774       3,562,661
                                                      ----------      ----------
LONG-TERM DEBT ...................................     2,641,281       3,074,539
                                                      ----------      ----------

COMMITMENTS AND CONTINGENCIES (NOTES 1 AND 9)

MEMBER'S EQUITY:
   Common stock ..................................             1               1
   Paid-in capital ...............................     2,205,039       2,205,039
   Retained earnings .............................       118,946         199,121
                                                      ----------      ----------
     Total member's equity .......................     2,323,986       2,404,161
                                                      ----------      ----------
       TOTAL LIABILITIES AND MEMBER'S EQUITY .....    $9,040,048      $9,595,566
                                                      ==========      ==========

             See Notes to the Company's Interim Financial Statements

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                       DECEMBER 31,        MARCH 31,
                                                           2002              2003
                                                           ----              ----
CURRENT ASSETS:
  Cash and cash equivalents ........................    $     9,237       $    83,248
  Accounts and notes receivable, principally
    customers (net of allowance for doubtful
    accounts of $19,568 and $25,057, respectively)..        384,772           639,605
  Accrued unbilled revenue .........................        284,112           277,082
  Materials and supplies ...........................         32,264            31,946
  Natural gas inventory ............................        103,443            30,970
  Non-trading derivative assets ....................         27,275            21,071
  Prepaid expenses and other current assets ........         50,765            31,086
                                                        -----------       -----------
    Total current assets ...........................        891,868         1,115,008
                                                        -----------       -----------

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment ....................      3,885,820         3,938,476
  Less accumulated depreciation ....................       (650,148)         (693,733)
                                                        -----------       -----------
    Property, plant and equipment, net .............      3,235,672         3,244,743
                                                        -----------       -----------

OTHER ASSETS:
  Goodwill .........................................      1,740,510         1,740,510
  Other intangibles, net ...........................         19,878            20,053
  Non-trading derivative assets ....................          3,866             5,376
  Notes receivable - affiliated companies, net .....         39,097            38,171
  Other ............................................         55,571           104,053
                                                        -----------       -----------
    Total other assets .............................      1,858,922         1,908,163
                                                        -----------       -----------
TOTAL ASSETS .......................................    $ 5,986,462       $ 6,267,914
                                                        ===========       ===========

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                         LIABILITIES AND STOCKHOLDER'S EQUITY

                                                             DECEMBER 31,      MARCH 31,
                                                                 2002            2003
                                                                 ----            ----
CURRENT LIABILITIES:
  Short-term borrowings..................................     $  347,000      $       --
  Current portion of long-term debt......................        517,616         250,917
  Accounts payable, principally trade....................        465,694         681,003
  Accounts and notes payable - affiliated companies, net.        101,231          15,979
  Interest accrued.......................................         49,084          29,933
  Taxes accrued..........................................             --          23,462
  Customer deposits......................................         54,081          56,725
  Non-trading derivative liabilities.....................          9,973           4,865
  Other..................................................        102,510          70,477
                                                              ----------      ----------
      Total current liabilities..........................      1,647,189       1,133,361
                                                              ----------      ----------

OTHER LIABILITIES:

  Accumulated deferred income taxes, net.................        595,889         619,452
  Benefit obligations....................................        132,434         130,321
  Non-trading derivative liabilities.....................            873             485
  Other..................................................        125,876         162,678
                                                              ----------      ----------
      Total other liabilities............................        855,072         912,936
                                                              ----------      ----------

LONG-TERM DEBT...........................................      1,441,264       2,090,918
                                                              ----------      ----------

COMMITMENTS AND CONTINGENCIES

COMPANY OBLIGATED MANDATORILY REDEEMABLE CONVERTIBLE
   PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING
   SOLELY JUNIOR SUBORDINATED DEBENTURES OF THE
   COMPANY...............................................            508             508
                                                              ----------      ----------

STOCKHOLDER'S EQUITY:
  Common stock...........................................              1               1
  Paid-in capital........................................      1,986,364       1,986,364
  Retained earnings......................................         44,804         132,976
  Accumulated other comprehensive income.................         11,260          10,850
                                                              ----------      ----------
      Total stockholder's equity.........................      2,042,429       2,130,191
                                                              ----------      ----------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY............     $5,986,462      $6,267,914
                                                              ==========      ==========

                           TEXAS GENCO HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)


                                                             DECEMBER 31,       March 31,
                                                                2002              2003
                                                                ----              ----
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................   $       578       $    1,407
  Customer accounts receivable............................        68,604           76,204
  Accounts receivable, other..............................         4,544            5,456
  Materials and supplies..................................        92,869           91,029
  Fuel stock and petroleum products.......................        63,298           80,364
  Prepaid expenses and other current assets...............         4,024            2,705
                                                             -----------       ----------
       Total current assets...............................       233,917          257,165
                                                             -----------       ----------
PROPERTY, PLANT AND EQUIPMENT, NET........................     3,980,770        4,159,035
                                                             -----------       ----------
OTHER ASSETS:
  Nuclear decommissioning trust...........................       162,576          157,778
  Other...................................................        11,584           10,741
                                                             -----------       ----------
       Total other assets.................................       174,160          168,519
                                                             -----------       ----------
          TOTAL ASSETS....................................   $ 4,388,847       $4,584,719
                                                             ===========       ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:

  Accounts payable -  affiliated companies, net...........   $    22,652       $   11,663
  Accounts payable, fuel..................................        76,399           89,279
  Accounts payable, other.................................        43,877           40,747
  Notes payable -  affiliated companies, net..............        86,186          188,285
  Taxes and interest accrued..............................        38,591            8,197
  Other...................................................        15,918            9,690
                                                             -----------       ----------
       Total current liabilities..........................       283,623          347,861
                                                             -----------       ----------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net..................       813,246          861,535
  Unamortized investment tax credit.......................       170,569          167,532
  Nuclear decommissioning reserve.........................       139,664          188,993
  Deferred capacity auction revenue.......................        48,721           46,844
  Benefit obligations.....................................        15,751           16,089
  Accrued reclamation costs...............................        39,765            3,898
  Notes payable -  affiliated companies, net..............        18,995           18,995
  Other...................................................        34,470           40,901
                                                             -----------       ----------
       Total other liabilities............................     1,281,181        1,344,787
                                                             -----------       ----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock (80,000,000 shares outstanding at
    December 31, 2002 and March 31, 2003, respectively)...             1                1
  Additional paid-in capital..............................     2,878,502        2,878,502
  Retained earnings (deficit).............................       (54,460)          13,568
                                                             -----------       ----------
       Total Shareholders' Equity.........................     2,824,043        2,892,071
                                                             -----------       ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......   $ 4,388,847       $4,584,719
                                                             ===========       ==========